Exhibit 99.1

TRULIA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2013	2012	2013	2012
Revenues	40,283	$18,544	93,998	$47,531
Costs and expenses:
Cost of revenues (exclusive of amortization of product development cost)	6,069	2,615	13,694	7,308
Technology and development	10,058	5,235	21,484	15,140
Sales and marketing	20,189	8,441	45,785	23,638
General and administrative	9,826	3,631	20,568	9,656
Acquisition related costs	4,060	—	6,065	—

Total costs and expenses	50,202	19,922	107,596	55,742
Loss from operations	(9,919)	(1,378)	(13,598)	(8,211)
Interest income	33	3	112	10
Interest expense	(203)	(268)	(655)	(759)
Change in fair value of warrant liability	—	(46)	—	(369)

Loss before provision for income taxes	(10,089)	(1,689)	(14,141)	(9,329)
Income tax benefit	7,869	—	7,529	—

Net loss attributable to common stockholders	$(2,220)	$(1,689)	$(6,612)	$(9,329)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.19)	$(0.21)	$(1.23)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,557,842	8,805,722	31,734,356	7,572,902

Reconciliation to adjusted net income (loss) and adjusted net income (loss) per share attributable to common stockholders, basic and diluted, adjusted for stock-based compensation and acquisition related costs:

Net loss attributable to common stockholders	(2,220)	(1,689)	(6,612)	(9,329)
Stock-based compensation (Note A)	7,290	793	10,668	1,809
Acquisition related costs	4,060	—	6,065	—

Adjusted net income (loss) per share attributable to common stockholders	$9,130	$(896)	$10,121	$(7,520)
Adjusted net income (loss) per share attributable to common stockholders, basic	0.26	(0.10)	0.32	(0.99)
Adjusted net income (loss) per share attributable to common stockholders, diluted	0.24	(0.10)	0.30	(0.99)
Weighted average shares used in computing net income/(loss) per share attributable to common stockholders, diluted	37,427,935	8,805,722	34,297,275	7,572,902
Reconciliation to Adjusted EBITDA:
Net loss attributable to common stockholders	$(2,220)	$(1,689)	$(6,612)	$(9,329)
Non-GAAP adjustments:
Interest income	(33)	(3)	(112)	(10)
Interest expense	203	268	655	759
Depreciation and amortization	3,380	886	6,288	2,472
Change in fair value of warrant liability	—	46	—	369
Income taxes	(7,869)	—	(7,529)	—
Stock-based compensation (Note A)	7,290	793	10,668	1,809
Acquisition related costs	4,060	—	6,065	—

Adjusted EBITDA	$4,811	$301	$9,423	$(3,930)

Reconciliaton to pro forma net loss and Adjusted EBITDA, assuming a full quarter contribution from Market Leader:
Net loss attributable to common stockholders	$(2,220)
Market Leader net loss in Q3’13 pre-acquisition period	(8,948)
Additional pro forma amortization	(1,655)
Additional pro forma stock-based compensation	(1,780)

Pro forma net loss	$(14,603)

Reconciliation to Adjusted EBITDA:
Non-GAAP adjustments:
Interest income	(35)
Interest expense	203
Depreciation and amortization	2,089
Change in fair value of warrant liability	3,814
Income taxes	(7,869)
Stock-based compensation (Note A)	11,486
Acquisition related costs	10,623

Adjusted EBITDA	$5,708

Note (A)

Stock -based compensation was allocated as follows:

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2013	2012	2013	2012
Cost of revenues	$200	$6	$298	$20
Technology and development	2,039	253	3,028	629
Sales and marketing	1,526	97	2,348	276
General and administrative	3,525	437	4,994	884

Total stock-based compensation	$7,290	$793	$10,668	$1,809

TRULIA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	Sept 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$43,417	$100,017
Accounts receivable	13,679	6,095
Prepaid expenses and other current assets	5,853	1,413

Total current assets	62,949	107,525
Restricted cash	1,885	385
Property and equipment, net	12,524	7,069
Intangible assets, net	121,699	445
Goodwill	255,904	2,155
Other assets	622	1,385

TOTAL ASSETS	$455,583	$118,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,954	525
Accrued liabilities	10,061	2,916
Accrued compensation and benefits	10,001	4,500
Deferred revenue	12,089	13,296
Long-term debt, current portion	3,748	2,665
Other current liabilities	601	991

Total current liabilities	38,454	24,893
Long-term debt, net of current portion	4,269	7,094
Other long-term liabilities	1,551	443

Total liabilities	44,274	32,430
Total stockholders’ equity	411,309	86,534

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$455,583	$118,964

TRULIA, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,612)	$(9,329)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,288	2,472
Stock-based compensation	10,551	1,809
Provision for doubtful accounts	325	53
Change in fair value of warrant liability	—	369
Increase in stock appreciation rights liability	117	—
Release of valuation allowance	(7,923)	—
Amortization of debt discount	105	131
Amortization of debt issue cost	21	23
Changes in operating assets and liabilities:
Accounts receivable	(6,961)	(2,691)
Prepaid expenses and other current assets	(1,802)	(809)
Other assets	—	(533)
Accounts payable	(5,334)	(1,061)
Accrued liabilities	3,609	2,385
Accrued compensation and benefits	3,248	1,382
Deferred revenue	(1,207)	8,416
Other long-term liabilities	(184)	(265)

Net cash used in operating activities	(5,759)	2,352

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and deposits	(1,500)	—
Decrease in restricted cash and deposits	413	—
Reclass from cash equivalents to short-term investments	—	(85)
Maturities of short-term investments	2,999	4,300
Purchases of property and equipment	(8,191)	(3,387)
Acquisition, net of cash acquired of $9.7 million in 2013 and $0 in 2012	(160,813)	—

Net cash used in investing activities	(167,092)	828

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of underwriting discounts	114,056	93,279
Payments of costs related to public offerings	(1,034)	(2,401)
Repayments on long-term debt	(1,848)	—
Value of equity awards withheld for tax liability	(201)	—
Repayments on capital lease liability	(167)	(250)
Proceeds from exercise of stock options	5,445	741

Net cash provided by financing activities	116,251	91,369

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(56,600)	94,549
CASH AND CASH EQUIVALENTS — Beginning of period	100,017	7,041

CASH AND CASH EQUIVALENTS — End of period	$43,417	$101,590

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$544	$586

Cash paid for income taxes	$395	$4

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid deferred IPO/follow-on public offering costs	$—	$1,431

Stock-based compensation capitalized in product development costs	$407	$30

Conversion of preferred stock warrants to common stock warrants	$—	$666

Purchase of equipment under capital leases	$—	$119

Net change related to purchase of equipment in accounts payable and accrued liabilities	$136	$(90)

Release of valuation allowance	$7,923	$—

Shares issued and assumed related to acquisition	5,340,271	—

	Three Months Ended September 30,
	2013	2012
Marketplace revenue - reclassified ($ millions)	$24.8	$12.7
Marketplace revenue - prior classification ($ millions)	$22.9	$11.9
Media revenue - reclassified ($ millions)	$9.0	$5.9
Media revenue - prior classification ($ millions)	$10.9	$6.7